Exhibit 5.1

May 25, 2012	32348.00001

BioMarin Pharmaceutical Inc.

105 Digital Drive

Novato, California 94949

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We are furnishing this opinion letter to BioMarin Pharmaceutical Inc., a Delaware corporation (the “Company”), for filing as Exhibit 5.1 to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed, on or about May 25, 2012, by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of an aggregate of 750,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share, issuable under the BioMarin Pharmaceutical Inc. 2012 Inducement Plan (the “Plan”).

For purposes of our opinion set forth herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, (ii) the Plan and exhibits thereto, (iii) the Company’s certificate of incorporation and bylaws, as amended to date, (iii) the Company’s bylaws, as amended to date, (iv) the resolutions adopted by the Board of Directors of the Company on May 8, 2012: (a) approving the adoption of the Plan, (b) authorizing the issuance of the Shares upon vesting and/or exercise of awards granted pursuant to the Plan and (c) approving the filing of the Registration Statement and the registration of the Shares issuable upon vesting and/or exercise of awards granted pursuant to the Plan, and (v) such other instruments and documents as we deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In such examination and in rendering the opinion set forth herein, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all documents, corporate records, certificates and other instruments submitted to us; (ii) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (iii) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the originals, and that all such originals were authentic and complete; (iv) the legal capacity and authority of all individuals executing documents, corporate records, certificates and other instruments submitted to us; (v) the due authorization, execution and delivery of all documents, certificates and other instruments by all parties thereto; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. As to all questions of fact material to the opinion set forth herein and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company.

Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel.

Paul Hastings LLP | 55 Second Street | Twenty-Fourth Floor | San Francisco, CA 94105

t: +1.415.856.7000 | www.paulhastings.com

BioMarin Pharmaceutical Inc.

May 25, 2012

Based upon and in reliance on the foregoing, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that the Shares are duly authorized and, when issued, sold and paid for as described in the Registration Statement, as required under the Plan and in accordance with any agreements that accompany a grant under the Plan, will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than, as in effect on the date of this opinion letter, the General Corporation Law of the State of Delaware.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely to you in connection with the issuance of the Shares pursuant to the Plan. This opinion letter may not be relied upon by you for any other purpose or delivered to or relied upon by any other person without our prior written consent. This opinion letter speaks as of the date hereof and through the effectiveness of the Registration Statement; however, we assume no obligation to advise you or any other person or entity hereafter with regard to any change in the circumstances or the law that may bear on the matters set forth herein after the effectiveness of the Registration Statement even though the change may affect the legal analysis, legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP